UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	41-0449260
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

420 Montgomery Street San Francisco, California	94163
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants (expiring October 28, 2018)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-159736

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The title of the securities to be registered hereunder is “Warrants (expiring October 28, 2018)” (the “Securities”). A description of the Securities is set forth under (i) the section captioned “Description of Securities Warrants” in the registrant’s Prospectus, dated June 4, 2009 (the “Base Prospectus”), which relates to the registrant’s registration statement on Form S-3 (No. 333-159736), as supplemented by (ii) the section captioned “The Warrants” in the registrant’s Preliminary Prospectus Supplement, dated May 19, 2010, to the Base Prospectus, which are hereby incorporated by reference into this registration statement.

Item 2.	Exhibits.

4.1	Warrant Agreement dated May 20, 2010 between the registrant and Wells Fargo Bank, N.A.

4.2	Form of Warrant (included as part of Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 21, 2010	WELLS FARGO & COMPANY

	By:	/S/ BARBARA S. BRETT
	Name:	Barbara S. Brett
	Title:	Senior Vice President and Assistant Treasurer

Index to Exhibits

Exhibit No.	Description	Method of Filing

4.1	Warrant Agreement dated May 20, 2010 between the registrant and Wells Fargo Bank, N.A.	Electronic Transmission

4.2	Form of Warrant (included as part of 4.1).